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                                                                EXHIBIT 10.19


                     MODIFICATION AND RATIFICATION OF LEASE

This Modification and Ratification of Lease Agreement is made and entered into between Ron Chase dba Chase Properties (Lessor or Landlord) and Eagle Geophysical/Seitel Geophysical (Lessee or Tenant) for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledge.

                                  WITNESSETH:

         I, Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions and covenants in that certain written Lease Agreement dated March 10, 1994, between Lessor and Lessee, for the rental of 7500 square feet at the following location: 3713 U.S. 59, Rosenberg, Fort Bend County, Texas.

         1. The term of the lease shall be extended 24 months, commencing on the 5th day of April, 1996 and ending on the 14th day of April, 1998.

         2.      The monthly rental rate shall be increased to $2,100.00.

         3.      All other terms and conditions shall remain in effect.

         SIGNED at Fort Worth, Texas, this 24th day of April, 1996.

                                        LESSOR:


                                        CHASE PROPERTIES


                                        By: /s/ Ronald Chase
                                        Name: Ronald Chase
                                        Title:  Owner


                                        LESSEE:

                                        EAGLE GEOPHYSICAL/SEITEL
                                        GEOPHYSICAL


                                        By: /s/ Jay N. Silverman
                                        Title:  President